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Exhibit 10.82

                             SECURED PROMISSORY NOTE

$500,000.00                                                  December  23, 1998

         FOR VALUE RECEIVED, the undersigned TRIATHLON BROADCASTING OF OMAHA, INC., a Delaware corporation (the "Maker"), does hereby promise to pay to the order of AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation with its principal place of business at 2 Gatehall Drive, Parsippany, New Jersey 07054 (the "Lender"), the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "Term Loan Principal") in twenty-one (21) consecutive quarterly installments of $781.25 each on the first day of each January, April, July and October of each year commencing April 1, 1999, plus a final installment of all remaining Term Loan Principal then outstanding being due and payable on July 1, 2004. The Maker hereby promises, to the extent permitted by law, to pay to the holder hereof on the first day of each consecutive calendar month, commencing February 1, 1999, and upon payment in full hereof, interest on the outstanding unpaid balance of Term Loan Principal from time to time from the date of advance until payment in full at the interest rate or rates set forth in Section 2.06(c) of the Loan Agreement (as hereinafter defined). Interest on the Term Loan Principal shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

         The interest rate charged hereunder is further subject to increase, to the extent permitted by applicable law, from time to time in accordance with
Section 9.02 of the Loan Agreement (as hereinafter defined). Any payment of principal or interest not paid within ten (10) days of the date the same is due and payable shall, to the extent permitted by applicable law, be subject to a late and handling charge of five percent (5%) of the overdue payment; provided, however, that the Lender's acceptance of payment of such charge shall not be construed or be deemed to constitute a waiver of any such default or any "Event of Default" (as defined in the Loan Agreement).

         All Term Loan Principal and interest hereunder are payable in lawful money of the United States of America at the office of AT&T Commercial Finance Corporation, as Agent for the Lender at its address at c/o Newcourt Capital, 2 Gatehall Drive, Parsippany, New Jersey 07054 (Attention: Communications and Media) in immediately available funds.

         The Maker of this Note for itself and its legal representatives, successors and assigns, hereby expressly waives presentment, protest, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment.

         This Note is referred to as one of the "Acquisition Loan Notes" in the Amended and Restated Loan Agreement dated as of May 30, 1997, among TRIATHLON BROADCASTING OF WICHITA, INC., TRIATHLON BROADCASTING OF OMAHA, INC., TRIATHLON BROADCASTING OF SPOKANE, INC., TRIATHLON BROADCASTING OF TRI-CITIES, INC., TRIATHLON BROADCASTING OF COLORADO SPRINGS, INC., TRIATHLON BROADCASTING OF LINCOLN, INC., and TRIATHLON BROADCASTING OF LITTLE ROCK, INC., as borrowers, certain financial institutions, as lenders, AT&T COMMERCIAL FINANCE CORPORATION, as Agent for said lenders, and UNION BANK OF CALIFORNIA, N.A., as Co-Agent for certain of the Lenders, as the same may be amended, extended or restated from time to time (the "Loan Agreement") and is entitled to the benefits thereof, and the Loan


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Agreement and all other instruments evidencing and/or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. This Note is secured by and entitled to the benefits of certain "Security Documents" (as defined in the Loan Agreement). The occurrence or existence of an "Event of Default" as defined in the Loan Agreement or in any other agreement or instrument securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Lender to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the said agreements.

         This Note may be prepaid in accordance with the terms and provisions set forth in the Loan Agreement and reference is made thereto for rights and restrictions as to the prepayment hereof, including, without limitation, prepayment premiums pursuant to Section 2.05 thereof.

         All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Lender.

         THIS NOTE AND ALL TRANSACTIONS HEREUNDER AND/OR EVIDENCED HEREIN SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker agrees to pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

                                           TRIATHLON BROADCASTING OF
                                           OMAHA, INC.

                                           By:   /s/ Norman Feuer
                                               ---------------------------
                                               Title:  President and Chief
                                                       Executive Officer